Exhibit 10

The Shareholders and Board of Directors
USAA Mutual Fund, Inc.:

We consent to the use of our reports dated September 4, 1998, incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the statement of additional information.

                             /S/ KPMG PEAT MARWICK LLP
                             -------------------------
                             KPMG Peat Marwick LLP

San Antonio, Texas
September 30, 1998